UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2014

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Robert A. McNamara was appointed to the Board of Directors of UDR, Inc. (the "Company"), effective February 28, 2014. There were no arrangements or understandings between the new director and any other persons regarding his appointment to the Board of Directors.

Mr. McNamara will serve on the Audit and Risk Management Committee and Governance Committee of the Board of Directors.

In connection with the appointment, Mr. McNamara will be eligible for compensation under the Company's independent director compensation program. Under the program, each non-executive director (other than the Chairman) receives an annual retainer of $65,000, as well as a grant of $120,000 in value of shares of restricted stock. Each non-employee director has the option to receive all or a portion of their annual retainer in shares of the Company's common stock. The Company will enter into an indemnification agreement with Mr. McNamara in the form of the Company's standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 8, 2006, and is incorporated herein by reference.

The Company’s press release announcing the appointment of Mr. McNamara is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press release dated March 5, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

March 5, 2014	By:	/s/ Warren L. Troupe

Name: Warren L. Troupe
Title: Senior Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 5, 2014.